Exhibit 10.5

POP GLOBAL ACQUISITION LIMITED

(a Cayman Islands exempted company)

FORM OF INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (this “Agreement”) is made as of [●], 2026, by and between Pop Global Acquisition Limited, a Cayman Islands exempted company (company number 436772) (the “Company”), and the individual named on the signature page hereto (“Indemnitee”).

RECITALS

WHEREAS, highly competent persons have become more reluctant to serve publicly held corporations as directors, officers or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of such corporations;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its Subsidiaries (as defined below) from certain liabilities;

WHEREAS, The Amended and Restated Memorandum and Articles of Association (the “Charter”) of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to applicable provisions of the Cayman Islands law. The Charter expressly provides that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the board of directors, officers and other persons with respect to indemnification, hold harmless, exoneration, advancement and reimbursement rights;

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company’s shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, hold harmless, exonerate and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so protected against liabilities;

WHEREAS, this Agreement is a supplement to and in furtherance of the Charter of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

TERMS AND CONDITIONS

Section 1. SERVICES TO THE COMPANY. In consideration of the Company’s covenants and obligations hereunder, Indemnitee will serve or continue to serve as an officer, director, advisor, key employee or any other capacity of the Company, as applicable, for so long as Indemnitee is duly elected or appointed or retained or until Indemnitee tenders his or her resignation or until Indemnitee is removed or dies. The foregoing notwithstanding, this Agreement shall continue in full force and effect after Indemnitee has ceased to serve as a director, officer, advisor, key employee or in any other capacity of the Company, as provided in Section 17. This Agreement, however, shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

Section 2. DEFINITIONS. As used in this Agreement:

(a) References to “agent” shall mean any person who is or was a director, officer or employee of the Company or a Subsidiary of the Company or other person authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or a Subsidiary of the Company.

(b) The terms “Beneficial Owner” and “Beneficial Ownership” shall have the meanings set forth in Rule 13d-3 promulgated under the Exchange Act (as defined below) as in effect on the date hereof.

(c) “Cayman Court” shall mean the courts of the Cayman Islands.

(d) A “Change in Control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following events:

(i) Acquisition of share by Third Party. Other than NC Fortune Global Limited, a British Virgin Islands business company (BVI company number 2209464) (the “Sponsor”), or an affiliate thereof, any Person (as defined below) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing fifteen percent (15%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors, unless (1) the change in the relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors, or (2) such acquisition was approved in advance by the Continuing Directors (as defined below) and such acquisition would not constitute a Change in Control under part (iii) of this definition;

(ii) Change in Board of Directors. Individuals who, as of the date hereof, constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two thirds of the directors then still in office who were directors on the date hereof or whose election for nomination for election was previously so approved (collectively, the “Continuing Directors”), cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger, share exchange, asset acquisition, share purchase, recapitalization or other similar business combination involving the Company and one or more businesses or entities (a “Business Combination”), in each case, unless, following such Business Combination: (1) all or substantially all of the individuals and entities who were the Beneficial Owners of securities entitled to vote generally in the election of directors immediately prior to such Business Combination beneficially own, directly or indirectly, more than 51% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination, of the securities entitled to vote generally in the election of directors; (2) other than the Sponsor or an affiliate thereof, no Person (excluding any corporation resulting from such Business Combination) is the Beneficial Owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the surviving corporation except to the extent that such ownership existed prior to the Business Combination; and (3) at least a majority of the Board of Directors of the corporation resulting from such Business Combination were Continuing Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination;

(iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than factoring the Company’s current receivables or escrows due (or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions); or

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement.

(e) “Companies Act” shall mean the Companies Act (As Revised) of the Cayman Islands, as amended from time to time.

(f) “Corporate Status” describes the status of a person who is or was a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of the Company or of any other Enterprise (as defined below) which such person is or was serving at the request of the Company.

(g) “Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding (as defined below) in respect of which indemnification is sought by Indemnitee.

(h) “Enterprise” shall mean the Company and any other corporation, constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger to which the Company (or any of its wholly owned Subsidiaries) is a party, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise of which Indemnitee is or was serving at the request of the Company as a director, officer, trustee, general partner, managing member, fiduciary, employee or agent.

(i) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Expenses” shall include all direct and indirect costs, fees and expenses of any type or nature whatsoever, including, without limitation, all reasonable attorneys’ fees and costs, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, fees of private investigators and professional advisors, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, fax transmission charges, secretarial services and all other disbursements, obligations or expenses in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settlement or appeal of, or otherwise participating in, a Proceeding (as defined below), including reasonable compensation for time spent by the Indemnitee for which he or she is not otherwise compensated by the Company or any third party. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding (as defined below), including without limitation the principal, premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(k) References to “fines” shall include any excise tax assessed on Indemnitee with respect to any employee benefit plan

(l) “Independent Counsel” shall mean a law firm or a member of a law firm with significant experience in matters of corporate law and that neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements); or (ii) any other party to the Proceeding (as defined below) giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(m) The term “Person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act as in effect on the date hereof; provided, however, that “Person” shall exclude: (i) the Company; (ii) any Subsidiaries (as defined below) of the Company; (iii) any employment benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of any corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of share of the Company; and (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary (as defined below) of the Company or of a corporation owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of share of the Company.

(n) The term “Proceeding” shall include any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative or investigative or related nature, in which Indemnitee was, is, will or might be involved as a party or a participant (as a witness or otherwise), by reason of his or her Corporate Status or by reason of any action (or failure to act) taken by him or of any action (or failure to act) on his part while acting as a director or officer of the Company, in each case whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement.

(o) The term “Subsidiary,” with respect to any Person, shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

Section 3. INDEMNITY IN THIRD-PARTY PROCEEDINGS. To the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 3 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, Indemnitee shall be indemnified, held harmless and exonerated against all Expenses, judgments, liabilities, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, in the case of a criminal Proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Notwithstanding the foregoing, in no event shall Indemnitee be entitled to be indemnified, held harmless, exonerated or advanced any amounts hereunder in respect of any Expenses, judgments, fines, penalties or amounts paid in settlement that Indemnitee may incur by reason of Indemnitee’s own actual fraud, wilful default or wilful neglect. Indemnitee shall not be found to have committed actual fraud, wilful default or wilful neglect for any purpose of this Agreement unless and until a court of competent jurisdiction shall have made a final, non-appealable finding to that effect.

Section 4. INDEMNITY IN PROCEEDINGS BY OR IN THE RIGHT OF THE COMPANY. To the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, the Company shall indemnify, hold harmless and exonerate Indemnitee in accordance with the provisions of this Section 4 if Indemnitee was, is, or is threatened to be made, a party to or a participant (as a witness, deponent or otherwise) in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. No indemnification, hold harmless or exoneration for Expenses shall be made under this Section 4 in respect of any claim, issue or matter as to which Indemnitee shall have been finally adjudged by a court to be liable to the Company, unless and only to the extent that any court in which the Proceeding was brought or the Cayman Court shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification, to be held harmless or to exoneration. Notwithstanding the foregoing, in no event shall Indemnitee be entitled to be indemnified, held harmless, exonerated or advanced any amounts hereunder in respect of any Expenses, judgments, fines, penalties or amounts paid in settlement that Indemnitee may incur by reason of Indemnitee’s own actual fraud, wilful default or wilful neglect. Indemnitee shall not be found to have committed actual fraud, wilful default or wilful neglect for any purpose of this Agreement unless and until a court of competent jurisdiction shall have made a final, non-appealable finding to that effect.

Section 5. INDEMNIFICATION FOR EXPENSES OF A PARTY WHO IS WHOLLY OR PARTLY SUCCESSFUL. Notwithstanding any other provisions of this Agreement except for Section 27, to the extent that Indemnitee was or is, by reason of Indemnitee’s Corporate Status, a party to or a participant (as witness, deponent or otherwise) in and is successful, on the merits or otherwise, in any Proceeding or in defense of any claim, issue or matter therein, in whole or in part, the Company shall, to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or her in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall, to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, indemnify, hold harmless and exonerate Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. If Indemnitee is not wholly successful in such Proceeding, the Company also shall, to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, indemnify, hold harmless and exonerate Indemnitee against all Expenses reasonably incurred in connection with a claim, issue or matter related to any claim, issue, or matter on which Indemnitee was successful. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

Section 6. INDEMNIFICATION FOR EXPENSES OF A WITNESS. Notwithstanding any other provision of this Agreement except for Section 27, to the extent that Indemnitee is a participant (as a witness or otherwise) in any Proceeding to which Indemnitee is not a party, he or she shall, to the fullest extent permitted by applicable law, be indemnified, held harmless and exonerated against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

Section 7. ADDITIONAL INDEMNIFICATION, HOLD HARMLESS AND EXONERATION RIGHTS.

(a) Notwithstanding any limitation in Sections 3, 4, or 5, except for Section 27, the Company shall, to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. No indemnification, hold harmless or exoneration rights shall be available under this Section 7(a) on account of Indemnitee’s own actual fraud, wilful default or wilful neglect, or on account of conduct which constitutes a breach of Indemnitee’s fiduciary duties to the Company, or is an act or omission not in good faith, or which involves intentional misconduct or a knowing violation of law. Indemnitee shall not be found to have committed actual fraud, wilful default or wilful neglect for any purpose of this Agreement unless and until a court of competent jurisdiction shall have made a final, non-appealable finding to that effect.

(b) Notwithstanding any limitation in Sections 3, 4, 5 or 7(a), except for Section 27, the Company shall, to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, indemnify, hold harmless and exonerate Indemnitee if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor) against all Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines, penalties and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the Proceeding. Notwithstanding the foregoing, in no event shall Indemnitee be entitled to be indemnified, held harmless, exonerated or advanced any amounts hereunder in respect of any Expenses, judgments, fines, penalties or amounts paid in settlement that Indemnitee may incur by reason of Indemnitee’s own actual fraud, wilful default or wilful neglect. Indemnitee shall not be found to have committed actual fraud, wilful default or wilful neglect for any purpose of this Agreement unless and until a court of competent jurisdiction shall have made a final, non-appealable finding to that effect.

Section 8. CONTRIBUTION IN THE EVENT OF JOINT LIABILITY.

(a) To the fullest extent permissible under applicable law, if the indemnification, hold harmless and/or exoneration rights provided for in this Agreement are unavailable to Indemnitee in whole or in part for any reason whatsoever, the Company, in lieu of indemnifying, holding harmless or exonerating Indemnitee, shall pay, in the first instance, the entire amount incurred by Indemnitee, whether for judgments, liabilities, fines, penalties, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Indemnitee.

(b) The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(c) The Company hereby agrees to fully indemnify, hold harmless and exonerate Indemnitee from any claims for contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

Section 9. EXCLUSIONS. Notwithstanding any provision in this Agreement except for Section 27, the Company shall not be obligated under this Agreement to make any indemnification, hold harmless or exoneration payment in connection with any claim made against Indemnitee:

(a) for which payment has actually been received by or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount actually received under any insurance policy, contract, agreement, other indemnity provision or otherwise;

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Exchange Act or similar provisions of state statutory law or common law, or from the purchase or sale by Indemnitee of such securities in violation of Section 306 of the Sarbanes-Oxley Act of 2002; or

(c) except as otherwise provided in Sections 14(f)-(g) hereof, prior to a Change in Control, in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (ii) the Company provides the indemnification, hold harmless or exoneration payment, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

(d) to provide any indemnification, hold harmless or exoneration payment, or any advancement of Expenses, that is prohibited by applicable law (as such law exists at the time payment would otherwise be required pursuant to this Agreement).

Section 10. ADVANCES OF EXPENSES; DEFENSE OF CLAIM.

(a) Notwithstanding any provision of this Agreement to the contrary except for Section 27, and to the fullest extent not prohibited by applicable law, the Company shall pay the Expenses incurred by Indemnitee (or reasonably expected by Indemnitee to be incurred by Indemnitee within three months) in connection with any Proceeding within ten (10) days after the receipt by the Company of a statement or statements requesting such advances from time to time, prior to the final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to be indemnified, held harmless or exonerated under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing a Proceeding to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. To the fullest extent required by applicable law, such payments of Expenses in advance of the final disposition of the Proceeding shall be made only upon the Company’s receipt of an undertaking, by or on behalf of the Indemnitee, to repay the advance to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company under the provisions of this Agreement, the Charter, applicable law or otherwise. This Section 10(a) shall not apply to any claim made by Indemnitee for which an indemnification, hold harmless or exoneration payment is excluded pursuant to Section 9.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

(c) The Company shall not settle any action, claim or Proceeding (in whole or in part) which would impose any Expense, judgment, fine, penalty or limitation that is not entitled to be indemnified under this Agreement on the Indemnitee without the Indemnitee’s prior written consent.

Section 11. PROCEDURE FOR NOTIFICATION AND APPLICATION FOR INDEMNIFICATION.

(a) Indemnitee agrees to promptly notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification, hold harmless or exoneration rights, or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company shall not relieve the Company of any obligation which it may have to the Indemnitee under this Agreement, or otherwise.

(b) Indemnitee may deliver to the Company a written application to indemnify, hold harmless or exonerate Indemnitee in accordance with this Agreement. Such application(s) may be delivered from time to time and at such time(s) as Indemnitee deems appropriate in his or her sole discretion. Following such a written application for indemnification by Indemnitee, the Indemnitee’s entitlement to indemnification shall be determined according to Section 12(a) of this Agreement.

Section 12. PROCEDURE UPON APPLICATION FOR INDEMNIFICATION.

(a) A determination, if required by applicable law, with respect to Indemnitee’s entitlement to indemnification shall be made in the specific case by one of the following methods, which shall be at the election of Indemnitee: (i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no Disinterested Directors or if such directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee, or (iv) by vote of the shareholders. The Company promptly will advise Indemnitee in writing with respect to any determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten (10) days after such determination. Indemnitee shall reasonably cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or Expenses (including reasonable attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby agrees to indemnify and to hold Indemnitee harmless therefrom.

(b) In the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 12(a) hereof, the Independent Counsel shall be selected as provided in this Section 12(b). The Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. If the Independent Counsel is selected by the Board, the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected and certifying that the Independent Counsel so selected meets the requirements of “Independent Counsel” as defined in Section 2 of this Agreement. In either event, Indemnitee or the Company, as the case may be, may, within ten (10) days after such written notice of selection shall have been received, deliver to the Company or to Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 11(b) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Cayman Court for resolution of any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the Cayman Court, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section (a) hereof. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(c) The Company agrees to pay the reasonable fees and expenses of Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

Section 13. PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 11(b) of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the person, persons or entity empowered or selected under Section 12 of this Agreement to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a final judicial determination that any or all such indemnification is expressly prohibited under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional fifteen (15) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith require(s) such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself, favor or undermine the determination of, the right of Indemnitee to indemnification or create a presumption that Indemnitee did or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise, including financial statements, or on information supplied to Indemnitee by the directors, officers or managers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise, its Board, any committee of the Board or any director, officer, trustee, general partner, manager or managing member, or on information or records given or reports made to the Enterprise, its Board, any committee of the Board or any director, officer, trustee, general partner, manager or managing member, by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise, its Board, any committee of the Board or any director, officer, trustee, general partner, manager or managing member. The provisions of this Section 13(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have or have not met the applicable standard of conduct set forth in this Agreement.

(e) The knowledge and/or actions, or failure to act, of any other director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

Section 14. REMEDIES OF INDEMNITEE.

(a) In the event that (i) a determination is made pursuant to Section 12 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 10 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 12(a) of this Agreement within thirty (30) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 5, 6, 7 or the last sentence of Section 12(a) of this Agreement within ten (10) days after receipt by the Company of a written request therefor, (v) a contribution payment is not made in a timely manner pursuant to Section 8 of this Agreement, (vi) payment of indemnification pursuant to Section 3 or 4 of this Agreement is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vii) payment to Indemnitee pursuant to any hold harmless or exoneration rights under this Agreement or otherwise is not made within ten (10) days after receipt by the Company of a written request therefor, Indemnitee shall be entitled to an adjudication by the Cayman Court to such indemnification, hold harmless, exoneration, contribution or advancement rights. Alternatively, Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Except as set forth herein, the provisions of New York law (without regard to its conflict of laws rules) shall apply to any such arbitration. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) In the event that a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.

(c) In any judicial proceeding or arbitration commenced pursuant to this Section 14, Indemnitee shall be presumed to be entitled to be indemnified, held harmless, exonerated to receive advancement of Expenses under this Agreement and the Company shall have the burden of proving Indemnitee is not entitled to be indemnified, held harmless, exonerated and to receive advancement of Expenses, as the case may be, and the Company may not refer to or introduce into evidence any determination pursuant to Section 12(a) of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding or arbitration pursuant to this Section 14, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 10 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(d) If a determination shall have been made pursuant to Section 12(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e) The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(f) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) pay to Indemnitee, to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, such Expenses which are incurred by Indemnitee in connection with any judicial proceeding or arbitration brought by Indemnitee: (i) to enforce his or her rights under, or to recover damages for breach of, this Agreement or any other indemnification, hold harmless, exoneration, advancement or contribution agreement or provision of the Amended and Restated Memorandum and Articles of Association now or hereafter in effect; or (ii) for recovery or advances under any insurance policy maintained by any person for the benefit of Indemnitee, regardless of the outcome and whether Indemnitee ultimately is determined to be entitled to such indemnification, hold harmless or exoneration right, advancement, contribution or insurance recovery, as the case may be (unless such judicial proceeding or arbitration was not brought by Indemnitee in good faith).

(g) Interest shall be paid by the Company to Indemnitee at the legal rate under New York law for amounts which the Company indemnifies, holds harmless or exonerates, or advances, or is obliged to indemnify, hold harmless or exonerate or advance for the period commencing with the date on which Indemnitee requests indemnification, to be held harmless, exonerated, contribution, reimbursement or advancement of any Expenses and ending with the date on which such payment is made to Indemnitee by the Company.

Section 15. SECURITY. Notwithstanding anything herein to the contrary, to the extent requested by the Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to the Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to the Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

Section 16. NON-EXCLUSIVITY; SURVIVAL OF RIGHTS; INSURANCE; SUBROGATION; PRIORITY OF OBLIGATIONS.

(a) The rights of Indemnitee as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Charter, any agreement, a vote of shareholders or a resolution of directors, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Proceeding (regardless of when such Proceeding is first threatened, commenced or completed) or claim, issue or matter therein arising out of, or related to, any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in applicable law, whether by statute or judicial decision, permits greater indemnification, hold harmless or exoneration rights or advancement of Expenses than would be afforded currently under the Charter or this Agreement, then this Agreement (without any further action by the parties hereto) shall automatically be deemed to be amended to require that the Company indemnifies the Indemnitee to the fullest extent permitted by law. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Companies Act and the Charter permit the Company to purchase and maintain insurance or furnish similar protection or make other arrangements including, but not limited to, providing a trust fund, letter of credit, or surety bond (“Indemnification Arrangements”) on behalf of Indemnitee against any liability asserted against him or her or incurred by or on behalf of him or her or in such capacity as a director, officer, employee or agent of the Company, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of this Agreement or under the Companies Act, as it may then be in effect. The purchase, establishment, and maintenance of any such Indemnification Arrangement shall not in any way limit or affect the rights and obligations of the Company or of the Indemnitee under this Agreement except as expressly provided herein, and the execution and delivery of this Agreement by the Company and the Indemnitee shall not in any way limit or affect the rights and obligations of the Company or the other party or parties thereto under any such Indemnification Arrangement.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, trustees, partners, managers, managing members, fiduciaries, employees, or agents of the Company or of any other Enterprise which such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent under such policy or policies. If, at the time the Company receives notice from any source of a Proceeding as to which Indemnitee is a party or a participant (as a witness, deponent or otherwise), the Company has director and officer liability insurance in effect, the Company shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights. No such payment by the Company shall be deemed to relieve any insurer of its obligations.

(e) The Company’s obligation to indemnify, hold harmless, exonerate or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any other Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification, hold harmless or exoneration payments or advancement of expenses from such Enterprise. Notwithstanding any other provision of this Agreement to the contrary except for Section 27, (i) the Indemnitee shall have no obligation to reduce, offset, allocate, pursue or apportion any indemnification, hold harmless, exoneration, advancement, contribution or insurance coverage among multiple parties possessing such duties to Indemnitee prior to the Company’s satisfaction and performance of all its obligations under this Agreement, and (ii) the Company shall perform fully its obligations under this Agreement without regard to whether Indemnitee holds, may pursue or has pursued any indemnification, advancement, hold harmless, exoneration, contribution or insurance coverage rights against any person or entity other than the Company.

(f) Notwithstanding anything contained herein, (i) the Company is the primary indemnitor and any indemnification or advancement obligation of the Sponsor, its affiliates or any other Person is secondary; (ii) the Company shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments, in compromises and settlements, as fines and penalties and legal or other costs and reasonable expenses of investigating or defending against any claim or alleged claim) to the extent legally permitted and as required by the terms of this Agreement or any other agreement, without regard to any rights Indemnitee may have against the Sponsor or its affiliates; and (iii) the Company irrevocably waives, relinquishes and releases the Sponsor and its affiliates from any and all claims against them for contribution, subrogation or any other recovery of any kind in respect thereof; provided that nothing in this clause (iii) shall limit, release or otherwise affect the Company’s rights against the Sponsor under Section 8 of the Letter Agreement, dated on or about the date hereof, among the Company, the Sponsor and the individuals party thereto. No advancement or payment by the Sponsor or its affiliates on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company shall affect the foregoing, and the Sponsor and its affiliates shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company.

Section 17. DURATION OF AGREEMENT. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee serves as a director or officer of the Company or as a director, officer, trustee, partner, manager, managing member, fiduciary, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other Enterprise which Indemnitee serves at the request of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible Proceeding (including any rights of appeal thereto and any Proceeding commenced by Indemnitee pursuant to Section 14 of this Agreement) by reason of his Corporate Status, whether or not he is acting in any such capacity at the time any liability or expense is incurred for which indemnification or advancement can be provided under this Agreement.

Section 18. SEVERABILITY. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section, paragraph or sentence of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

Section 19. ENFORCEMENT AND BINDING EFFECT.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director, officer or key employee of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director, officer or key employee of the Company.

(b) Without limiting any of the rights of Indemnitee under the Charter as they may be amended from time to time, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The indemnification, hold harmless, exoneration and advancement of expenses rights provided by or granted pursuant to this Agreement shall be binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or a director, officer, trustee, general partner, manager, managing member, fiduciary, employee or agent of any other Enterprise at the Company’s request, and shall inure to the benefit of Indemnitee and his or her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

(d) The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

(e) The Company and Indemnitee agree herein that a monetary remedy for breach of this Agreement, at some later date, may be inadequate, impracticable and difficult of proof, and further agree that such breach may cause Indemnitee irreparable harm. Accordingly, the parties hereto agree that Indemnitee may enforce this Agreement by seeking, among other things, injunctive relief and/or specific performance hereof, without any necessity of showing actual damage or irreparable harm and that by seeking injunctive relief and/or specific performance, Indemnitee shall not be precluded from seeking or obtaining any other relief to which he or she may be entitled. The Company and Indemnitee further agree that Indemnitee shall be entitled to such specific performance and injunctive relief, including temporary restraining orders, preliminary injunctions and permanent injunctions, without the necessity of posting bonds or other undertakings in connection therewith. The Company acknowledges that in the absence of a waiver, a bond or undertaking may be required of Indemnitee by an appropriate court of the Cayman Islands, or in any other court of competent jurisdiction, and the Company hereby waives any such requirement of such a bond or undertaking.

Section 20. MODIFICATION AND WAIVER. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

Section 21. NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (i) if delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, or (ii) if mailed by certified or registered mail with postage prepaid, on the third (3rd) business day after the date on which it is so mailed, or (iii) if sent by electronic mail to the address set forth below or on the signature page hereto, on the date so sent (provided that no bounce-back or non-delivery notification is received):

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee shall provide in writing to the Company.

(b) If to the Company, to:

Pop Global Acquisition Limited

[●]

Attn: Norman Cerny, Chairman and Chief Executive Officer

Email: [●]

or to any other address as may have been furnished to Indemnitee in writing by the Company.

Section 22. APPLICABLE LAW AND CONSENT TO JURISDICTION. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to its conflict of laws rules. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Agreement, to the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, the Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Cayman Court and not in any other state or federal court in the United States of America or any court in any other country; (b) consent to submit to the exclusive jurisdiction of the Cayman Court for purposes of any action or proceeding arising out of or in connection with this Agreement; (c) waive any objection to the laying of venue of any such action or proceeding in the Cayman Court; and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Cayman Court has been brought in an improper or inconvenient forum, or is subject (in whole or in part) to a jury trial. To the fullest extent permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, the parties hereby agree that the mailing of process and other papers in connection with any such action or proceeding in the manner provided by Section 21 or in such other manner as may be permitted by applicable law and the Amended and Restated Memorandum and Articles of Association of the Company, shall be valid and sufficient service thereof. For the avoidance of doubt, the parties acknowledge that the Letter Agreement, dated on or about the date hereof, and the Promissory Note, dated July 29, 2026, provide for the exclusive jurisdiction of the courts of the State of New York. The exclusive jurisdiction of the Cayman Court provided for in this Section 22 applies solely to any action or proceeding arising out of or in connection with this Agreement (including any claim for indemnification, hold harmless, exoneration, contribution or advancement hereunder), and nothing in this Section 22 shall confer jurisdiction on the Cayman Court in respect of, or derogate from the submission to the jurisdiction of the New York courts contained in, the Letter Agreement or the Promissory Note.

Section 23. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

Section 24. MISCELLANEOUS. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

Section 25. PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company against Indemnitee, Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of two years from the date of accrual of such cause of action, and any claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action such shorter period shall govern.

Section 26. ADDITIONAL ACTS. If, for the validation of any of the provisions in this Agreement any act, resolution, approval or other procedure is required, the Company undertakes to cause such act, resolution, approval or other procedure to be affected or adopted in a manner that will enable the Company to fulfill its obligations under this Agreement.

Section 27. WAIVER OF CLAIMS TO TRUST ACCOUNT. Notwithstanding anything to the contrary contained herein, Indemnitee hereby agrees that he or she does not have any right, title, interest or claim of any kind (each, a “Claim”) in or to any monies in the trust account established in connection with the Company’s initial public offering for the benefit of the Company and holders of shares issued in such offering (the “Trust Account”), and hereby waives any Claim he or she may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against such trust account for any reason whatsoever. For purposes of clarity, Indemnitee acknowledges and agrees that no monies held in the Trust Account may be used to indemnify Indemnitee for any purpose whatsoever. Indemnitee further acknowledges and agrees that any indemnification, hold harmless, exoneration or advancement obligation provided hereunder will only be capable of being satisfied by the Company if (i) the Company has sufficient funds outside of the Trust Account to satisfy such obligation, or (ii) the Company consummates its initial business combination with one or more businesses or entities as described in the registration statement on Form S-1 filed by the Company with the U.S. Securities and Exchange Commission in connection with such offering (the “Registration Statement”) (such business combination, the “Initial Business Combination”), it being acknowledged that the Initial Business Combination is a distinct concept from a “Business Combination” as defined in Section 2(d)(iii) for the purposes of the definition of Change in Control. Indemnitee acknowledges and agrees that the Company will be irreparably injured if this Section 27 is not specifically enforced, and that the Company shall be entitled to seek specific performance against Indemnitee for any breach of this Section 27.

Section 28. MAINTENANCE OF INSURANCE. The Company shall obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the officers/directors of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. The Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any such director or officer under such policy or policies. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. The Company’s obligations under this Section 28 are in addition to, and shall be construed consistently with, Section 9 of the Letter Agreement, dated on or about the date hereof, among the Company, the Sponsor and the individuals party thereto.

Section 29. MUTUAL ACKNOWLEDGMENT. Both the Company and Indemnitee acknowledge that, in certain instances, United States federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company has undertaken, or may be required in the future in certain circumstances to undertake, with the U.S. Securities and Exchange Commission to submit the question of indemnification to a court of appropriate jurisdiction for a determination of the Company’s right under public policy to indemnify Indemnitee.

(Signatures follow)

IN WITNESS WHEREOF, the parties hereto have caused this Indemnity Agreement to be signed as of the day and year first above written.

THE COMPANY:

POP GLOBAL ACQUISITION LIMITED

By:
Name:	Norman Cerny
Title:	Chairman and Chief Executive Officer

INDEMNITEE:

Name: [●]
Address: [●]
Email: [●]